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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



                                 July 6, 2001
               Date of report (Date of earliest event reported)



                              G & L REALTY CORP.
                              -----------------
              (Exact name of registrant as specified in charter)


              Maryland                 1-12566               95-4449388
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 (State or Other Jurisdiction of  (Commission File  (IRS Employer Identification
           Incorporation                Number                   No.)

            439 N. Bedford Drive, Beverly Hills, California  90210
            ------------------------------------------------------
             (Address of principal executive offices)  (Zip code)

      Registrant's telephone number including area code:  (310) 273-9930


                                Not applicable.
                   -----------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On June 6, 2001, G&L Realty Corp. (the "Company") reported that Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company for $15.00 per share or (b) all of the assets of the Company (the "Weisman Proposal"). On June 22, 2001, the Weisman Group delivered to the special committee a first amendment to the Weisman Proposal in which it increased the price per share of common stock of the Company to $15.25 per share and deleted the reference to purchasing the Company's assets. On July 6, 2001, the Weisman Group delivered to the special committee a second amendment to the Weisman Proposal that: (a) increased the price per share of common stock of the Company, if the Weisman Group acquires 100% of such common stock, to $16.00 per share, subject to satisfactory completion of customary corporate and legal due diligence, and with a statement that the price per share would not be adjusted to less than $15.25 per share if the Weisman Group elects to continue with the transaction; (b) offers to purchase, at the Company's election, less than all, but not less than 50.1% of the Company's common stock on a fully diluted basis, at a price of $15.25 per share, without a contingency for due diligence; (c) conditions the amended proposal on the negotiation and execution of a definitive and customary acquisition agreement and the termination of the agreement and plan of merger dated as of May 10, 2001 between the Company and a company owned by Daniel M. Gottlieb and Steven D. Lebowitz; (d) offers to deliver a deposit of $750,000 to counsel for the special committee if the Company accepts the amended proposal, provided that the deposit is to be refunded if an acquisition agreement is not executed or if the transaction is unable to close prior to September 30, 2001 for any reason other than a breach of the acquisition agreement by the Weisman Group; and (e) extends the expiration date of the proposal to 6:00 p.m., Pacific time, on Friday, July 13, 2001. The second amendment to the Weisman Proposal is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit   Description
No.

99.1 Letter dated July 6, 2001 from Igor Korbatov and his associates to the board of directors and the special committee amending their proposal to acquire the common stock of the Company.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        G & L REALTY CORP.

                                        By:  /s/ David E. Hamer
                                             ------------------
                                             David E. Hamer
                                             Chief Accounting Officer


DATED:    July 10, 2001